SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2004

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

On November 1, 2004, the Board of Directors of LCNB Corp. increased the size of the Board by one person and appointed R.L. (Rick) Blossom to fill the vacancy created by such increase. Rick Blossom will be a member of the Audit and Compensation/Nomination Committees.

Item 9.01.

Financial Statements and Exhibits

(c)

Exhibits:

Exhibit No.

Description

99.1

Press Release dated November 1, 2004

__________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: November 1, 2004	By: /s/ Steve P. Foster
Steve P. Foster Chief Financial Officer

Exhibit 99.1

Press Release

November 1, 2004

LCNB Corp. Appoints R.L. (Rick) Blossom to its Board of Directors

The Board of Directors of LCNB Corp. announced today that R. L. (Rick) Blossom has been appointed as a new member of its Board.

Mr. Blossom brings over 23 years of banking and financial services experience to LCNB’s Board. He is well known throughout Southwestern Ohio for serving as President and CEO of First National Bank of Southwestern Ohio in Hamilton, Ohio and Senior Vice President of First Financial Bancorp. He retired from this position in 1999 and joined Second Bancorp, Inc. and Second National Bank of Warren, Ohio. He served in the position of Chairman, President and CEO until June 2004 when Sky Financial acquired the company. Currently, he is Managing Partner of Reality Check LLC, a partnership which provides consulting services to financial institutions and other entrepreneurial-type private enterprises.

Mr. Stephen P. Wilson, President & Chairman, LCNB Corp. and Lebanon Citizens National Bank states, “We are excited to have Rick Blossom join our Board of Directors. He brings to the Board a tremendous amount of banking experience, leadership and knowledge about our marketplace.” Wilson continued, “He is also well known for his service to local community charitable and civic organizations. He will be a great asset to our Board.”

Mr. Blossom states, “I am honored to have this opportunity to serve on LCNB Corp.’s Board of Directors.” He continued, “It is exciting for me to be associated with a strong community-minded bank that emphasizes unmatched personal service to their customers. It is my hope that my experience in banking and my knowledge of the marketplace will be beneficial to the entire LCNB family.”

Mr. Blossom has received a number of awards throughout his career. Most notably, in 2003, he was awarded the Ernst and Young “Entrepreneur of the Year Award” in the financial services category, the first and only time the award was given to a banker.

Mr. Blossom is a graduate of Miami University of Oxford, Ohio. He served honorably in Vietnam with the United States Air Force. Professionally, he has held positions on the Ohio Bankers Association Board of Directors, and the OBA’s Government Relations Council. Locally, he chaired the Butler County United Way and was a Board Member of the Hamilton Economic Development Corporation. While in Warren, Ohio, he was a member of the Mahoning Valley Economic Development Council, and was on the Board of Trustees for the Trumbull County United Way. He also served on the Youngstown/ Warren Regional Chamber, the Ohio Foundation of Independent Colleges, Inc., and NEOUCOM, the Northeast Ohio University College of Medicine.

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio.  Affiliates of LCNB Corp. are Lebanon Citizens National Bank, with eighteen offices located in Warren, Butler, Clinton, Clermont, and Hamilton Counties, Ohio, and Dakin Insurance Agency, Inc. Additional information about LCNB Corp. and information about products and services offered by Lebanon Citizens National Bank and Dakin Insurance Agency can be found on the Internet at www.lcnb.com and www.dakin-ins.com.

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